Exhibit 99.1
Presentation Materials

 2007 Industry Environment

Nationwide, the banking industry experienced significant challenges in 2007.  There were severe Capital and Credit Market problems, triggered by the sub-prime lending debacle, which led an already tepid economy into further weakening. Huge losses were reported by some of the largest banks and financial institutions in the country. Investors generally punished bank stocks by redeploying their investment dollars.

According to the most recent statistics released by the FDIC, high loan loss provisions, losses in trading activities, and goodwill impairment  expenses contributed to dramatically reduce earnings at many  insured institutions.  One out of every four institutions with assets greater than $10 billion reported a net loss for the fourth quarter.  Institutions associated with subprime mortgage lending operations   and  institutions engaged in significant trading activity were among those reporting the largest earnings declines. On an industry-wide basis, 2007 bank earnings declined twenty-seven percent compared to 2006 and sixty percent of all FDIC-insured banks reported lower earnings during 2007.

Sub-prime borrowers increasingly defaulted on loans in the first part of 2007 and the situation became increasingly worse as the year progressed.

Nationally, credit-risk worries ravaged financial markets and risk aversion spread through the marketplace, and caused a tightening of lending standards for consumers and businesses.   The credit crisis resulted in more than $200 billion in write-downs by banks and financial institutions during 2007.

Nationally, the aggregate net income of FDIC-insured banks declined $39.8 billion or 27.4 percent from 2006.  This is the lowest annual net income for the industry since 2002, and is the first time since 1999-2000 that annual net income has declined. Net charge-offs increased significantly with a particular sharp increase in the fourth quarter.

Our nation’s economy is stuck in a painful downturn and rising inflation is hurting businesses and consumers.

Erosion of net interest margin persisted during the year and was especially pronounced at large mortgage lenders. The average Net Interest Margin in the fourth quarter was 3.30%.  This was the lowest quarterly Net Interest Margin for the industry since 1989.

2007 Financial  Highlights

Despite all the bad news happening in 2007 in the industry, Salisbury Bank performed reasonably well.

•	Net Income was $3,800,000 or $2.26 per share.

•	Total Assets increased to $462,000,000

•	We grew our loan base to $270 million with a significant increase in higher margin commercial loans, which comprised 33.75 percent of the total loan portfolio at year end.

•	Total Deposits increased to $318,000,000.

•	We maintained strong asset quality and our level of non-performing assets have remained low. During 2007, our loan recoveries exceeded our total loans charged off .

•
Our Trust and Wealth Advisory  Division grew with a net market value increase of $38 million during the year to $353 million under management at year end.  The Division contributed $2,050,000 in non-interest income during the year.

•	Total Risk Based Capital - 15.00%

•	Tier One Risk Based Capital - 14.06%

•	Return on Average Assets - .85%

•	Return on Average Equity - 8.50%

•	Net Interest Margin - 3.54%

•	We are proud that we were able to increase our dividends for the 16th consecutive year.

During 2007, we opened a full service retail branch office in New York State.  This was another important step in our overall strategy to build a strong tri-state presence by serving the interest of our current and future customers in the tri-state area.

This year, we submitted applications to open our second full service retail branch in New York State in nearby Millerton.

While we performed well during 2007 and we were not participants in the sub prime lending crisis, our stock price was punished along with securities of other financial institutions.  During the period March 31, 2007 thru March 31, 2008 Salisbury Bancorp declined in market value by 11.33 percent.  Nationwide, our peers in the $250 - $500 million Asset category declined 22.07 percent in market value. Thus far in 2008, our 52 week performance comparison reflects a market decline of five percent.

March 31, 2008 Financial Highlights

•	Net Income: $1,081 million ($.64 per average share outstanding)

•	Return on average earning assets: .88%

•	Return on average equity: 8.45%

•	Net Interest Margin: 3.58%

•	Total Risk Based Capital - 14.47%

•	Tier One Risk Based Capital - 13.55%
•	( Our Total Risk Based Capital ratio of 14.47% is among the highest in the state of Connecticut)

•	Trust and Wealth Advisory Division contributed $600,000 to earnings - an increase of 13.21% over last year.

•	Non-performing assets represented 0.22% of total assets

•	Net charge-offs totaled less than $1,000

•	Allowance for loan loss reserves represented .91% of total loans outstanding and 246.12% of non-performing loans.

•	Deposits grew to $337 million

The Banks investment portfolio totaled $148 million and continues to be of very high quality providing good monthly cash flow and a return that places us in the top quartile  of Connecticut  banks.  The portfolio has no subprime collateral or collateralized debt obligations in any of its securities.

Strategic Objectives 2008     -    Bank

During 2008 and beyond, we will continue to further improve on our execution of our mission statement which is to be the leading community bank in the tri-state area  -  serving customers in Massachusetts, New York, and Connecticut.  We are confident that with your support, we can continue to deliver on the promise of our mission statement for the benefit of our shareholders, customers, employees and the communities which we serve.

We will continue to focus on Deposit gathering.

In 2008, we will continue to invest in  Corporate Infrastructure  -  Renovations and reorganization of  our existing branch network.

            Salisbury Branch renovation
Sheffield drive up
South Egremont
Proposed Millerton Branch

(Map showing  Locations  -  also Millerton)

We will effectively manage our Capital resources in ways which benefit our corporation and all shareholders.

In this regard, the Board will be discussing a Dividend Reinvestment Plan for all  shareholders at this afternoon’s meeting convening at the conclusion of today’s annual meeting. The purpose of such a plan is to provide shareholders and employees a simple, cost-efficient and convenient means of reinvesting their cash dividends and making additional cash purchases of Salisbury Bancorp’s common stock on a quarterly basis. We  expect to provide you with information regarding the Plan in the next few weeks and implement the Plan this summer.

I would like to take this opportunity to thank the employees, officers, advisory board and Board of Directors of the Bank for their enthusiasm, dedication, and focus on the Bank’s behalf.

While no one can say with certainty what the future holds in store for us, I believe that our strengths and our strategic initiatives have positioned us to take full advantage of emerging opportunities.

We have every intention of  continuing to execute our strategic plan.  We intend to remain an independent bank, building this franchise to enhance shareholder value.  We are confident of our ability to be the leading community bank in the tri-state area.

Thank you for attending this meeting and for your confidence in Salisbury Bancorp.

Salisbury Bancorp, Inc

May 14, 2008

2008 Annual

Shareholders Meeting

2007 Financial Highlights

Net Income:

$3.8 million

$2.26 per share

Assets:

$462 million

Gross Loans:

$271 million

Deposits:

$318 million

2007 Financial Highlights

Trust and Wealth Advisory Division

$353 million under management

Increased $38 million year over year

$2.05 million contribution to non-interest
income

2007 Financial Highlights

At December 31, 2007

Total Risk Based Capital

    15.00%

Tier One Risk Based Capital

14.06%

2007 Financial Highlights

Return on Average Earning Assets

  .85%

Return on Average Equity

8.50%

Net Interest Margin

3.54%

Increased dividend for 16th consecutive year.

March 31, 2008 – Financial Highlights

Net Income

$1.08 million

$  .64 per share

Return on Average Assets

.88%

Return on Average Equity

8.45%

Net Interest Margin

3.58%

March 31, 2008 – Financial Highlights

Total Risk Based Capital

14.47%

Tier One Risk Based Capital

13.55%

Trust and Wealth Advisory Division

$600,000 contribution to non-interest

income, up 13.21% from 2007

March 31, 2008 – Financial Highlights

NPAs

0.22% of total assets

Net Charge-Offs

Less than $1,000

ALL

.91% of Total Loans

246.12% of NPAs

Deposits

$336,595,446

2008 Strategic Objectives

Continue to execute on our mission to be the
leading community bank in the tri-state area.

Deposit Growth

Invest in infrastructure:

Salisbury Branch renovation

Sheffield Drive Up

South Egremont

Millerton

SALISBURY BANCORP | enriching.

MA
BERKSHIRE
COLUMBIA
SOUTH EGREMONT
SHEFFIELD
CANAAN
NY
MILLERTON
SALISBURY
LAKEVILLE
DUTCHESS
SHARON
LITCHFIELD
CT
DOVER PLAINS

Salisbury Bank Retail Branch Market

2008 Proposal

Dividend Reinvestment Plan

Simple, cost effective way to reinvest cash
dividends and make additional purchases
of stock.

We enrich our customers, employees, community and environment.

SALISBURY BANCORP | enriching.

Equal Housing Lender
© Salisbury Bank and Trust Company
Member FDIC